Exhibit 99.1

FOR IMMEDIATE RELEASE

April 19, 2007	For More Information Contact:
Gregory Schreacke
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation
Announces Quarterly Results

Elizabethtown, Kentucky, April 19, 2007 — First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced diluted net income per share of $0.53 for the quarter ended March 31, 2007 and March 31, 2006.  Return on equity was 13.0% for the quarter ended March 31, 2007 and return on assets was 1.1%.

“Our commercial and retail business lines produced another quarter of solid results,” commented President and Chief Executive Officer, B. Keith Johnson.  “While we are pleased with the fundamental strength of our operations, including a $54.1 million increase in customer deposits and a $23.4 million increase in our loan portfolio, earnings were flat with the same quarter a year ago.  This is largely related to a 13 basis point decrease in our net interest margin to 3.96% for the 2007 quarter compared 4.09% for the same quarter in 2006 as well as a higher level of non-interest expense related to our expansion efforts.”

The Company’s retail branch network continued to generate encouraging results.  Total deposits have grown at a 9% compound annual growth rate over the past three years.  Total deposits were $695 million at March 31, 2007, an increase of $54.1 million, or 8% for the quarter.  The continued development of the retail branch network into the Metro Louisville market also yielded positive results.  The Company had a combined $49.5 million in deposits in its two full-service facilities in the Metro Louisville market experiencing a 27% increase in deposits for the first quarter and a 181% increase from December 31, 2004.  The Company opened these facilities in the second quarter of 2004 to support its growing customer base in this market.  Twenty-three percent of the Company’s loan portfolio resides in the Metro Louisville market.

The Company’s emphasis on commercial lending generated a 9% compound annual growth rate in the total loan portfolio and a 21% compound annual growth rate in commercial loans over the past three years.  Commercial loans were $502 million at March 31, 2007, an increase of $26.9 million, or 6% for the quarter.

The growth in the Company’s commercial loan portfolio has favorably impacted the level of interest income generated by the Company.  Average earning assets increased $60.5 million for March 31, 2007 compared to the same quarter in 2006.  This increase was slightly offset with a decrease in net interest margin.  Net interest margin decreased to 3.96% for the quarter ended March 31, 2007, compared to 4.09% for the same quarter a year ago.  The increase in the volume of earning assets has resulted in a $340,000 increase in net interest income to $7.6 million for the three months ended March 31, 2007, compared to the quarter ended March 31, 2006.  Net interest margin is likely to compress in future quarters as the cost of deposits continue to rise.  The cost of deposits typically lag the increase in adjustable loan rates due to certificates of deposit which mature over a longer period of time than immediately adjustable loan rates.

The Company’s asset quality remains favorable.  Annualized net charge-offs as a percent of average total loans were 0.02% for the quarter ended March 31, 2007.  The allowance for loan losses as a percent of total loans, decreased to 1.06% at March 31, 2007 compared to 1.09% at December 31, 2006.  The percentage of non-performing loans to total loans was 0.81% at March 31, 2007, compared to 0.69% at December 31, 2006.

Provision for loan loss expense decreased $8,000 to $81,000 for the three months ended March 31, 2007 compared to the same period ended March 31, 2006.  The decrease in provision for loan loss expense for the period was primarily due to improved performance of one of the Company’s credit relationships which reduced the need for $181,000 in loan loss reserves.

Non-interest income increased $233,000 for the quarter ended March 31, 2007, compared to the quarter ended March 31, 2006.  The increase for the quarter was primarily the result of a $227,000 gain on the sale of real estate held for development.  This real estate was held for development through the Company’s wholly owned subsidiary, First Federal Office Park, LLC.  Only one other property remains for sale in this development.

Non-interest expense increased $606,000 to $6.0 million for the quarter ended March 31, 2007, compared to the same quarter ended March 31, 2006.  Included in this increase was $229,000 of unamortized issuance cost from redemption of all of its $10.0 million issuance of cumulative trust preferred securities.  These securities paid distributions at a quarterly adjustable rate of LIBOR plus 360 basis points (8.97% on March 26, 2007).  The Company re-issued new cumulative trust preferred securities at a 10 year fixed rate of 6.69%.  Also contributing to the increase in non-interest expense was a $147,000 increase in employee compensation expense.  Three commercial lending associates and ten retail associates have been added with our expansion efforts, including the associates hired for a commercial private banking center scheduled to open in April of 2007 and a new Louisville retail branch facility scheduled to open in June of 2007.  The Company’s efficiency ratio was 63% for the quarter ended March 31, 2007, compared to 60% for the quarter ended March 31, 2006.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, and personal investment financial counseling services.  Today, the Bank serves Central Kentucky through its 14 full-service banking centers.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

Keefe, Bruyette & Woods, Inc.	FTN Midwest Securities

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Howe Barnes Investments, Inc.

Stifel Nicolaus & Company	Knight Securities, LP

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FIRST FINANCIAL SERVICE CORPORATION

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(Dollars in thousands, except share data)	2007	2006

ASSETS
Cash and due from banks	$15,049	$19,082

Securities available-for-sale	27,133	28,223

Securities held-to-maturity, fair value of $23,683 Mar (2007) and $23,817 Dec (2006)	24,016	24,224
Total securities	51,149	52,447

Loans held for sale	1,300	673
Loans, net of unearned fees	728,412	705,037
Allowance for loan losses	(7,730)	(7,684)
Net loans receivable	721,982	698,026

Federal Home Loan Bank stock	7,621	7,621
Cash surrender value of life insurance	8,030	7,947
Premises and equipment, net	23,041	22,500
Real estate owned:
Acquired through foreclosure	716	918
Held for development	91	337
Other repossessed assets	73	82
Goodwill	8,384	8,384
Accrued interest receivable	3,999	4,094
Other assets	1,941	1,388

TOTAL ASSETS	$842,076	$822,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$45,242	$40,349
Interest bearing	649,941	600,688
Total deposits	695,183	641,037

Short-term borrowings	32,700	68,500
Advances from Federal Home Loan Bank	28,187	28,224
Subordinated debentures	10,000	10,000
Accrued interest payable	246	273
Accounts payable and other liabilities	2,498	1,321
Deferred income taxes	1,370	1,373

TOTAL LIABILITIES	770,184	750,728
Commitments and contingent liabilities	—	—

STOCKHOLDERS’ EQUITY:

Serial preferred stock, 5,000,000 shares authorized and unissued	—	—

Common stock, $1 par value per share; authorized 10,000,000 shares; issued and outstanding, 4,327,484 shares Mar (2007), and 4,384,088 shares Dec (2006)	4,327	4,384
Additional paid-in capital	25,789	27,419
Retained earnings	41,697	40,210
Accumulated other comprehensive income	79	85

TOTAL STOCKHOLDERS’ EQUITY	71,892	72,098
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$842,076	$822,826

FIRST FINANCIAL SERVICE CORPORATION

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2007	2006

Interest and Dividend Income:
Loans, including fees	$13,941	$11,716
Taxable securities	612	714
Tax exempt securities	108	62
Total interest income	14,661	12,492

Interest Expense:
Deposits	5,946	4,044
Short-term borrowings	575	74
Federal Home Loan Bank advances	336	931
Subordinated debentures	228	207
Total interest expense	7,085	5,256

Net interest income	7,576	7,236
Provision for loan losses	81	89
Net interest income after provision for loan losses	7,495	7,147

Non-interest Income:
Customer service fees on deposit accounts	1,273	1,232
Gain on sale of mortgage loans	126	163
Gain on sale of real estate held for development	227	—
Brokerage commissions	97	82
Other income	222	235
Total non-interest income	1,945	1,712

Non-interest Expense:
Employee compensation and benefits	3,124	2,977
Office occupancy expense and equipment	566	552
Marketing and advertising	271	206
Outside services and data processing	666	616
Bank franchise tax	231	219
TRUPS Issuance Cost	229	—
Other expense	928	839
Total non-interest expense	6,015	5,409

Income before income taxes	3,425	3,450
Income taxes	1,108	1,112
Net Income	$2,317	$2,338

Shares applicable to basic income per share	4,361,304	4,381,883
Basic income per share	$0.53	$0.53

Shares applicable to diluted income per share	4,407,919	4,417,573
Diluted income per share	$0.53	$0.53

FIRST FINANCIAL SERVICE CORPORATION

Unaudited Selected Ratios and Other Data

	As of and For the
	Three Months Ended
	March 31,
Selected Data	2007	2006

Performance Ratios

Return on average assets	1.13%	1.23%

Return on average equity	12.99%	14.36%

Average equity to average assets	8.67%	8.55%

Net interest margin	3.96%	4.09%

Efficiency ratio from continuing operations	63.18%	60.45%

Book value per share	$16.61	$15.12

Average Balance Sheet Data

Average total assets	$834,582	$772,061

Average interest earning assets	781,448	720,930

Average loans	719,783	644,079

Average interest-bearing deposits	631,332	564,039

Average total deposits	674,530	606,457

Average total stockholders’ equity	72,344	66,048

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)	0.81%	1.09%

Non-performing assets as a percent of total loans (1)	0.91%	1.23%

Allowance for loan losses as a percent of total loans (1)	1.06%	1.14%

Allowance for loan losses as a percent of
non-performing loans	132%	104%

Annualized net charge-offs to total loans (1)	0.02%	0.03%

(1) Excludes loans held for sale.